Blackboard Inc.

Nonstatutory Stock Option Agreement
Granted Under 2004 Stock Incentive Plan

1. Grant of Option.

     This agreement evidences the grant by Blackboard Inc., a Delaware corporation (the “Company”), on [Date] (the “Grant Date”) to [Name], an employee, consultant or director of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2004 Stock Incentive Plan (the “Plan”), a total of [Number] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $[Price] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the tenth anniversary of the Grant Date (the “Final Exercise Date”).

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

     This option will become exercisable (“vest”) as to 33% of the original number of Shares on the first anniversary of the Vesting Commencement Date and, as to the remaining 67% of the original number of Shares, ratably on a monthly basis at the end of each of the 24 months following the first anniversary of the Vesting Commencement Date. The “Vesting Commencement Date” is [Vesting Commencement Date].

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

     Upon the occurrence of a Reorganization Event or a Change in Control Event (as defined in the Plan), except to the extent specifically provided to the contrary in any other agreement between the Participant and the Company, the vesting hereunder shall be accelerated so that this option shall become immediately exercisable for the number of Shares subject to this option which otherwise would have first vested within 12 months following such Reorganization Event or Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth herein as though such 12 month period had actually passed. At any time after a Reorganization Event or a Change in Control Event, if the Participant ceases to be an Eligible Participant due to termination by the Company of its relationship with the Participant or a Constructive Termination (as defined below) of the Participant, except to the extent specifically provided to the contrary in any other agreement between the Participant and the Company, the vesting hereunder shall be further accelerated so that this option shall become immediately exercisable for the number of Shares subject to this option which otherwise would have first vested within 12 months following such termination or Constructive Termination, provided that the acceleration periods under this Section 2 shall be cumulative, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth herein as though such additional 12 month period had actually passed.

     For the purposes of this option, a “Constructive Termination” is deemed to have occurred if the Participant is relocated outside of the Participant’s then residential area without his or her consent or there is a material diminution of the Participant’s compensation, duties or responsibilities without his or her consent.

3. Exercise of Option.

     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, or by other method authorized pursuant to the Plan, accompanied by this agreement and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate twelve months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4. Withholding.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Agreement in Connection with Public Offering.

     The Participant agrees, in connection with an underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 90 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

7. Provisions of the Plan.

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

Blackboard Inc.
Dated: [Grant Date]	By: ______________________________
Name:
Title:

PARTICIPANT’S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Stock Incentive Plan.

PARTICIPANT:

_________________________

Print Name:	________________________

Address:	________________________

________________________

________________________

TIN/SSN:	________________________